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                                                                    Exhibit 21.1

                           Gameco, Inc. Subsidiaries


Black Hawk Gaming & Development Company, Inc., a Colorado corporation

Gold Dust West Casino, Inc., a Nevada corporation

Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company

Gilpin Hotel Venture, a Colorado partnership

Gilpin Ventures, Inc., a Colorado corporation

Jalou II Inc., a Louisiana corporation

Winner's Choice Casino, Inc., a Louisiana corporation

Diversified Opportunities Group Ltd., an Ohio limited liability company

Jalou L.L.C., a Louisiana limited liability company

Houma Truck Plaza & Casino, L.L.C., a Louisiana limited liability company

Jalou-Cash's L.L.C., a Louisiana limited liability company

JACE, Inc., a Louisiana corporation

Lucky Magnolia Truck Stop and Casino L.L.C., a Louisiana limited liability company

Bayou Vista Truck Plaza and Casino, L.L.C., a Louisiana limited liability company

Raceland Truck Plaza and Casino, L.L.C., a Louisiana limited liability company

Colonial Holdings, Inc., a Virginia corporation

Colonial Downs, L.P., a Virginia limited partnership

Colonial Holdings Management, Inc., a Virginia corporation

Stansley Racing Corp., a Virginia corporation